FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
MARCH 31, 1999

AMAZON NATURAL TREASURES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA
(STATE OR OTHER JURISDICTION OF INCORPORATION)

33-26109                       87-0460880
(COMMISSION FILE NUMBER)       (IRS EMPLOYER ID)

4011 WEST OQUENDO UNIT C
LAS VEGAS NEVADA 89118
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

(702) 795-4333
(REGISTRANT'S TELEPHONE NUMBER,INCLUDING AREA CODE)

SECURITIES AND EXCHANGE COMMISSION
FORM 8-K

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.
In February of 1999, Amazon Natural Treasures, Inc.
("the Company") decided to change auditors due to the fact that the prior auditor is still due compensation from the previous audit and would lack independence.
The SEC and the American Institute of Certified Public Accountants with regards to conducting an audit and issuing an audit report do not deem the prior auditors independent. The Company's management and financial direction set for the Company and its Shareholders have deemed the change of auditors to be an appropriate decision.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by theundersigned hereto duly authorized.

AMAZON NATURAL TREASURES, INC.
(Registrant)

Date: March 31, 1999
                    By: /s/ MICHAEL A. SYLVER
                        ------------------------------
                        Michael A. Sylver
                        President